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                                                                      Exhibit 10



              Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent auditors" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4
No. 333-36304) and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life Variable Annuity Account N, and to the use therein of our reports dated (a) January 31, 2000, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 24, 2000, with respect to the financial statements of Lincoln Life Variable Annuity Account N.

                                            /s/ Ernst & Young LLP


Fort Wayne, Indiana
July 17, 2000